Exhibit 10.33
Revolving Business Note

RECONDITIONED SYSTEMS, INC.          July 31, 2001        $1,000,000.00
---------------------------          -------------        -------------
Customer                               Date               Credit Limit

The undersigned ("Customer", whether one or more) promises to pay to the order of M&I MARSHALL & ILSLEY BANK ("Lender") at 770 N. WATER STREET MILWAUKEE, WI 53202, the principal sum of $1,000,000.00 or, if less, the aggregate unpaid principal amount of all loans made under this Note, plus interest, as set forth below.

Lender will disburse loan proceeds to Customer's deposit account number ________________________ or by other means acceptable to Lender.

Interest is payable on August 31, 2001, and on the same date of each CONSECUTIVE month thereafter and at maturity.

Principal is payable    July 31, 2002          .
                     --------------------------

This Note bears interest on the unpaid principal balance before maturity at a rate equal to [Complete (a) or (b); only one shall apply]:

(a)      N/A  % per year.
         -----
(b) -0- percentage points in excess of the prime rate of interest adopted by Lender as its base rate for interest rate determinations from time to time which may or may not be the lowest rate charged by Lender (with the rate changing as and when that prime rate changes). The initial rate is 6.75 % per year.

Interest is computed on the basis of a 360 day year on the actual number of days principal is unpaid. Unpaid principal and interest bear interest after maturity (whether by acceleration or lapse of time) until paid at the rate otherwise applicable plus 3 percentage points computed on the same basis.

If any payment is not paid when due, if a default occurs under another obligation of any Customer to Lender or if Lender deems itself insecure, the unpaid balance shall, at the option of Lender, and without notice mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Customer, surety, or guarantor becomes the subject of bankruptcy or other insolvency proceedings. Lender's receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or Lender's rights and remedies upon such default.

The acceptance of this Note, the making of any loan, or any other action of Lender does not constitute an obligation of commitment of Lender to make loans; and any loans may be made solely in the discretion of Lender. This Note may be prepaid in full or in part without penalty.

Lender is authorized to automatically charge payments due under this Note to
account number      N/A        at
                ------------
                        N/A                                         .
 -------------------------------------------------------------------
This Note includes additional provisions on reverse side.

RECONDITIONED SYSTEMS, INC.                 (SEAL)            444 W FAIRMONT
BY: /S/ Dirk D. Anderson                    )                 TEMPE, AZ 85282
    -------------------------------------
       DIRK D. ANDERSON, PRESIDENT & CEO

                              ADDITIONAL PROVISIONS

This Note is secured by all existing and future security agreements, assignments, deeds of trust, and mortgages between Lender and Customer, between Lender and any guarantor of this Note, and between Lender and any other person providing collateral security for Customer's obligations, and payment may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Customer grants to Lender a security interest and lien in any deposit account Customer may at any time have with Lender. Lender may, at any time after an occurrence of an event of default, without notice or demand, setoff against any deposit balances or other money now or hereafter owed any Customer by Lender any amount unpaid under this Note.

Lender is authorized to make book entries evidencing loans and payments and the aggregate of all loans as evidenced by those entries is presumptive evidence that those amounts are outstanding and unpaid to Lender. Customer covenants that all loans shall be used solely for business and not personal purposes.

Customer agrees to pay all costs of administration and collection before and after judgment, including reasonable attorneys' fees (including those incurred in successful defense or settlement of any counterclaim brought by Customer or incident to any action or proceeding involving Customer brought pursuant to the United States Bankruptcy Code), provided, however, that if Arizona law is applicable to this Agreement and if the Credit Limit is $10,000 or less, Customer agrees to pay court costs, expenses and reasonable attorneys' fees if the Loans under this Note are referred for collection to an attorney other than a salaried employee of Lender. Customer waives presentment, protest, demand and notice of dishonor. To the extent permitted by law, Customer agrees to indemnify and hold harmless Lender, its directors, officers, employees and agents, from and against any and all claims, damages, judgments, penalties, and expenses, including reasonable attorneys' fees, arising directly or indirectly from credit extended under this Note or the activities of Customer. This indemnity shall survive payment of this Note.

Customer acknowledges that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Customer for, the collectability or enforceability of this Note or the financial condition of any Customer. Customer authorizes Lender to disclose financial and other information about Customer to others. Each Customer has independently determined the collectability and enforceability of this Note.

Without affecting the liability of any Customer, surety, or guarantor, Lender may, without notice, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it. Without affecting the liability of any surety or guarantor, Lender may from time to time, without notice, renew or extend the time for payment. The obligations of all Customers under this Note are joint and several.

To the extent not prohibited by law, Customer consents that venue for any legal proceeding relating to collection of this Note shall be, at Lender's option, the county in which Lender has its principal office in this state, the county in which any Customer resides or the county in which this Note was executed. This Note shall be construed and enforced in accordance with the state in which your bank is chartered or has its main office.

This Note is intended by Customer and Lender as a final expression of this Note and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note. This Note may not be supplemented or modified except in writing.

                        PREAUTHORIZED TRANSFER DISCLOSURE

When Customer authorizes Lender to obtain payment of amounts becoming due Lender by initiating charges to Customer's account, Customer also requests and authorizes remitting financial institution to alert and honor same and to charge same to Customer's account. This authorization will remain in effect until Customer notifies Lender and the remitting financial institution in writing to terminate this authorization and Lender and remitting financial institution have a reasonable time to act on the termination. NOTICE OF TRANSFERS VARYING IN
AMOUNT: If Lender and remitting financial institution are not the same, Customer is an individual, the account was established primarily for personal, family or household purposes and the regular payments may vary in amount, Customer has the right to receive a notice from Lender 10 days before each payment of how much the payment will be; however, by signing this Note, Customer elects to receive notice only when current payment would differ by more than 100% from previous payment.

                                 AMENDMENT NO. 1

         This is Amendment No. 1 to a Loan Agreement between Reconditioned Systems, Inc. ("Borrower") and M&I Marshall & Ilsley Bank f/k/a M&I Thunderbird Bank, an Arizona corporation ("Lender") dated July 31, 2000 (the "Agreement").

  The Agreement is amended as follows:

  1. Tangible Net Worth. This section of the Agreement is amended and restated in its entirety to read as follows:

     Tangible Net Worth. Maintain a minimum Tangible Net Worth of not less than $2,250,000.00

  2. Collateral Schedules. This section of the Agreement is amended and restated in its entirety to read as follows:

     Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and Eligible Accounts and Eligible Inventory and such other matters and information relating to the Accounts and Inventory as Lender may request. Supplemental schedules shall be delivered according to the following schedule: within thirty (30) days after each third month end to include accounts receivable and accounts payable agings and Borrower's Certification and Reconciliation form when no usage occurs and within fifteen
     (15) days after each month end to include accounts receivable and accounts payable agings and Borrower's Certification and Reconciliation form when usage occurs.

        These are the only changes in the Agreement and all other terms and conditions are hereby ratified and confirmed.

Dated as of July 31, 2001

M&I Marshall & Ilsley (SEAL)                  Reconditioned Systems, Inc. (SEAL)

By: /S/ Matthew M. McNeff                     By: /S/ Dirk D. Anderson
    --------------------------                    --------------------
Title:    V.P.                                Title:   President & CEO
       -----------------------                      ------------------

By: _____________________                   By: __________________
Title: ____________________                 Title: _________________

770 North Water Street                      444 W. Fairmont
Milwaukee, Wisconsin 53202                  Tempe, AZ 85282